Exhibit 99.1

FDA Approves Two Emergency INDs to Administer Organicell Flow for COVID-19

First Patients treated with Organicell Flow through “Emergency Single Patient Compassionate Use” designation

Miami, FL (May 19, 2020) – Organicell Regenerative Medicine, Inc. (OTCBB:BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, announced today that on May 11, 2020, the U.S. Food and Drug Administration (FDA) authorized two Emergency Compassionate Use Investigational New Drug applications (eINDs), each for a single patient severely ill from COVID-19. These critical patients have received immediate administration of Organicell Flow.

Organicell is collaborating with physicians at Landmark Hospital, a network of six hospitals located throughout the Southeast United States, to treat these patients for advanced complications associated with COVID-19. These patients were first treated with Organicell Flow on May 14, 2020 at Landmark Hospital in Athens, GA.

“These two patients who did not meet our Phase I/II inclusion criteria from our previously approved IND will now have the opportunity to get immediate treatment with Organicell Flow under the FDA’s approved eIND,” said Dr. Mari Mitrani, Chief Science Officer at Organicell. “We look forward to working with our partners at Landmark Hospital to try to help these critically ill patients.”

On May 5, 2020, Organicell previously announced plans to begin the first randomized, double-blinded, placebo-controlled, phase I/II multi-center clinical trial of Organicell Flow, investigating the safety and potential efficacy of amniotic fluid sourced components for COVID-19. It is expected that this trial will begin enrollment later in the month. Find the listing of the Organicell Flow clinical trial here: https://clinicaltrials.gov/ct2/show/NCT04384445?term=Organicell&draw=2&rank=1

“I’m extremely proud of what the Organicell team has accomplished since we first started working on this virus in January. We are excited to now be in a position to help patients that are suffering from this horrible disease,” said Albert Mitrani, Chief Executive Officer at Organicell.

About Organicell Regenerative Medicine, Inc.:

Organicell Regenerative Medicine, Inc. is a clinical-stage biopharmaceutical company that harnesses the power of exosomes to develop innovative biological therapeutics for the treatment of degenerative diseases. The company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Mari Mitrani, Chief Scientific Officer. To learn more, please visit https://organicell.com/.

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Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

RooneyPartners

Marion Janic

646-537-5649

mjanic@rooneyco.com

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